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                        DIMENSIONAL INVESTMENT GROUP INC.

                                * * * * * * * * *

                                     BY-LAWS

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                                    ARTICLE I

                  SECTION 1. FISCAL YEAR. Unless otherwise provided by resolution of the Board of Directors, the fiscal year of the Corporation shall begin December 1 and end on the last day of November.

                  SECTION 2. REGISTERED OFFICE. The registered office of the Corporation in Maryland shall be located at 300 East Lombard Street, Baltimore, Maryland 21202. The name of its Resident Agent is The Corporation Trust Incorporated, whose address is the same as above.

                  SECTION 3. OTHER OFFICES. The Corporation shall also have a place of business in Santa Monica, California, and the Corporation shall have the power to open additional offices for the conduct of its business, either within or outside the States of Maryland and California, at such places as the Board of Directors may from time to time designate.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. PLACE OF MEETING. Annual Meetings, if held, shall be held in such place as the Board of Directors may by resolution establish. In the absence of any specific resolution, Annual Meetings of Stockholders shall be held at the Corporation's principal office in Santa Monica, California. Meetings of stockholders for any other purpose may be held at such place as shall be stated in the Notice of the Meeting, or in a duly executed Waiver of Notice thereof.

                  SECTION 2. ANNUAL MEETINGS. The Corporation is not required to hold an Annual Meeting in any year in which the Corporation is not required to convene a meeting under the Investment Company Act of 1940 (the "Act"). If the Corporation is required by the Act to hold a meeting of stockholders to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year and shall be held no later than 60 days after the occurrence of the event requiring the meeting; except if an Order is granted by the Securities and Exchange Commission exempting the Corporation from the operation of Section 16(a) of the Act or a no-action position of similar effect is obtained, in which event such meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting. Otherwise, Annual Meetings shall be held only if called by the Board of Directors of the Corporation and, if called,

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shall be held during the month of May on such date as fixed by the Board of
Directors by resolution.

                  SECTION 3. SPECIAL MEETINGS. Special Meetings of the stockholders may be called at any time by the President, or by a majority of the Board of Directors, and shall be called by the President or Secretary upon written request of the holders of shares entitled to cast not less than ten per cent of all the votes entitled to be cast at such meeting.

                  SECTION 4. NOTICE. Not less than 10 or more than 90 days before the date of every Annual or Special Meeting of Stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Business transacted at any Special Meeting of Stockholders shall be limited to the purposes stated in the Notice.

                  SECTION 5. RECORD DATE FOR MEETINGS. The Board of Directors may fix in advance a date not more than 90 days, nor less than 10 days, prior to the date of any Annual or Special Meeting of Stockholders as a record date for the determination of the stockholders entitled to receive notice of the meeting, and to vote at any meeting and any adjournment thereof. If an Annual Meeting is held to elect directors pursuant to the requirements of the Act, the Board shall fix the record date within the time required for holding such Annual Meeting as provided in Section 2 of this Article but not more than 90 nor less than 10 days prior to such meeting. Only those stockholders who are stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  SECTION 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, until a time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

                  SECTION 7. MAJORITY. Except as otherwise provided by applicable law or the Articles of Incorporation, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

                  SECTION 8. VOTING. The holders of each share of stock of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Act, shares shall be voted by class; and (3) when a matter to be voted upon does not affect any interest of a particular class, then only stockholders of the affected class or classes shall be entitled to vote thereon.



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                  A stockholder may vote in person or by proxy, but no proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                  SECTION 9. INSPECTORS. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of 10% of the shares entitled to vote at such election shall, appoint an inspector of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed an inspector of election. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of 10% of the stock entitled to vote on such election or matter.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders.

                  SECTION 2. NUMBER AND TERM OF OFFICE. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen, except when there are less than three stockholders of the Corporation, when there may be two Directors. Each Director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  SECTION 3. ELECTION. Directors shall be elected by the stockholders except that any vacancy in the Board of Directors may be filled by a majority vote of the entire Board of Directors if immediately after filling such vacancy at least two-thirds of the Board of Directors have been elected by the stockholders. In the event that at any time less than a majority of the Directors of the Corporation were elected by the stockholders, the Corporation shall cause a meeting of stockholders to be held for the purpose of electing Directors, as provided in Article II, Section 2 hereof.

                  SECTION 4. PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

                  SECTION 5. QUORUM. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, except as otherwise provided by applicable law. If a quorum


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shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

                  SECTION 7. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by the President on one day's notice to each Director; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

                  SECTION 8. INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                  SECTION 9. COMMITTEES. The Board of Directors may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed of two or more Directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders' approval. In the absence of any member of a committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                  SECTION 10. ACTION OF COMMITTEES. Each committee shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

                  SECTION 11. COMPENSATION. Any Director, whether or not a salaried officer or employee of the Corporation, may be compensated for services as Director or as a member of a committee of Directors, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.

                                   ARTICLE IV

                                     NOTICES

                  SECTION 1. FORM. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone or telegram or in writing



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delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors need not state the purpose of a Regular or Special Meeting.

                  SECTION 2. WAIVER. Whenever any notice of the time, place or purpose of any meeting of the stockholders, the Board of Directors or a committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of the Board of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall include: (1) a President, who shall be the Chief Operating Officer of the Corporation and a Director; (2) a Secretary; and (3) a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors shall also appoint two Chairmen, one of whom shall be the Chief Executive Officer and the second shall be the Chief Investment Officer of the Corporation and who shall perform and execute such other duties and powers as the Board of Directors shall from time to time prescribe. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

                  SECTION 2. OTHER OFFICERS. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

                  SECTION 3. COMPENSATION. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 2 of this Article V.

                  SECTION 4. TENURE. The officers of the Corporation shall serve at the pleasure of Board of Directors and until their successors are elected and qualify. Any officer may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in



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any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

                  SECTION 5. PRESIDENT-CHIEF OPERATING OFFICER. The President shall be the chief operating officer of the Corporation; he shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence or disability of the President the Chairman-Chief Investment Officer shall perform the duties of the President.

                  SECTION 6. VICE-PRESIDENTS. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe; provided that the Vice President-Chief Administrative Officer, if any person has been elected to such office by the Board of Directors and then holds such office, shall be the chief administrative officer of the Corporation.

                  SECTION 7. SECRETARY. The Secretary and/or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, the Board of Directors and each committee, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

                  SECTION 8. ASSISTANT SECRETARIES. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                  SECTION 9. TREASURER. The Treasurer, unless another officer of the Corporation has been so designated, shall be the chief financial officer of the Corporation. He shall supervise the general activities of the Controller, if any, and shall also perform those acts as the Board of Directors may from time to time determine by resolution.

                  SECTION 10. CONTROLLER. The Board of Directors may designate a Controller who shall be under the direct supervision of the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation, establish and maintain internal accounting controls and, in cooperation with the independent public accountants selected by the Board of Directors, supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

                  SECTION 11. ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the



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powers of the Treasurer and shall perform such other duties as the Board of
Directors may from time to time prescribe.

                                   ARTICLE VI

                                 NET ASSET VALUE

                  SECTION 1. NET ASSET VALUE. The net asset value per share of each class of stock of the Corporation (each a "Portfolio" and, collectively, the "Portfolios") shall be determined by dividing the total current market value of the investments and other assets belonging to each Portfolio, less any liabilities attributable to such Portfolio, by the total outstanding shares of such Portfolio. Securities which are listed on a securities exchange for which market quotations are available shall be valued at the last quoted sale price of the day or, if there is no such reported sale, at the mean between the most recent quoted bid and asked prices. Price information on listed securities will be taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available will be valued at the mean between the most recent quoted bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) will be determined in good faith at fair value using methods determined by the Board of Directors.

                  The net asset value per share of each Portfolio shall be determined as of the close of the New York Stock Exchange on each day that the Exchange is open for business, except as otherwise described in the registration statement of the Corporation.

                                   ARTICLE VII

                              FUNDAMENTAL POLICIES

                  SECTION 1. INVESTMENT LIMITATIONS. The following restrictions shall apply to the Portfolios and may not be changed with respect to any Portfolio without the approval of the lesser of (i) 67% or more of the shares entitled to vote thereon present or represented by proxy at a meeting if the holders of more than 50% of the shares entitled to vote thereon are present or represented by proxy, or (ii) more than 50% of the shares entitled to vote thereon:

                  The Portfolios shall not:

                  (a) Invest in commodities or purchase or sell real estate, including limited partnership interests therein, although they may purchase and sell securities of companies which deal in real estate and may purchase and sell securities which are secured by interests in real estate; and DFA International Value Portfolio, DFA International Value Portfolio II, DFA International Value Portfolio III, DFA International Value Portfolio IV and DFA International Value Portfolio V (collectively, the "International Value Portfolios") and Emerging Markets Portfolio II and Emerging Markets Portfolio III (collectively, the "Emerging Markets Portfolios) may purchase or sell foreign currency futures contracts and options; and U.S. Large Cap Value Portfolio II, U.S. Large Cap Value Portfolio III, U.S. Large Cap Value Portfolio IV and RWB DFA U.S. High-Book-to-Market Portfolio (collectively, the "U.S. Large Value Portfolios"), the International Value Portfolios, the Emerging Markets Portfolios, U.S. 6-10 Value Portfolio II, RWB/DFA Two-Year Corporate Fixed Income Portfolio, RWB/DFA Two-Year Government


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Portfolio, U.S. Large Company Institutional Index Portfolio, the Tax-Managed
U.S. Marketwide Value Portfolio II and Tax-Managed U.S. Marketwide Value Portfolio XI (collectively, the "Tax-Managed Value Portfolios"), the U.S. Large Company Portfolio K, U.S. 4-10 Value Portfolio K, U.S. Large Cap Value Portfolio K, U.S. 6-10 Small Company Portfolio K, DFA International Value Portfolio K, Emerging Markets Portfolio K, DFA One-Year Fixed Income Portfolio K and DFA Two-Year Global Fixed Income Portfolio K (collectively, the "K Portfolios"), U.S. Large Company Portfolio II, U.S. 4-10 Value Portfolio II and DFA Two-Year Global Fixed Income Portfolio II, the Dividend-Managed U.S. Large Company Portfolio II, Dividend-Managed U.S. Large Company Complement Portfolio II, Dividend-Managed U.S. Marketwide Value Portfolio II and Dividend-Managed Value Complement Portfolio II (collectively, the "Dividend-Managed Portfolios") may purchase or sell financial futures contracts and options thereon;

                  (b) Make loans of cash, except through the acquisition of repurchase agreements and obligations customarily purchased by institutional investors;

                  (c) As to 75% of a Portfolio's total assets, invest in the securities of any issuer (except obligations of the United States Government, its agencies and instrumentalities) if, as a result, more than 5% of the Portfolio's total assets, at market, would be invested in the securities of such issuer;

                  (d) Purchase or retain securities of an issuer if those officers and directors of the Corporation or its investment advisor owning more than 1/2 of 1% of such securities together own more than 5% of such securities; provided that the Tax-Managed Value Portfolios, the K Portfolios, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to this limitation;

                  (e) Issue senior securities or borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 33% of a Portfolio's net assets, or pledge in excess of 33% of a Portfolio's net assets to secure such loans; provided that DFA One-Year Fixed Income Portfolio II may borrow no more than 5% of its net assets;

                  (f) Pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in paragraph (e) of this section; provided that the Tax-Managed Value Portfolios, the K Portfolios, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to this limitation;

                  (g) Invest more than 15% of the value of a Portfolio's total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days and other illiquid investments; provided, however, that DFA One-Year Fixed Income Portfolio II and U.S. Large Company Portfolio II may invest not more than 10% of its total assets in illiquid securities and provided that the Tax-Managed Value Portfolios, the K Portfolios, DFA Two-Year Global Fixed Income Portfolio II, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to this limitation;



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                  (h) Engage in the business of underwriting securities issued by others;

                  (i) Invest for the purpose of exercising control over management of any company; provided that the Tax-Managed Value Portfolios, the K Portfolios, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to this limitation;

                  (j) Invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization; provided that the Emerging Markets Portfolios, the Tax-Managed Value Portfolios, the K Portfolios, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios may invest their assets in securities of investment companies and units of such companies such as, but not limited to, S&P Depository Receipts;

                  (k) Invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation; provided that the Tax-Managed Value Portfolios, the K Portfolios, the Emerging Markets Portfolios, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to this limitation;

                  (l) Acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the total assets of the Portfolio would be invested in securities of companies within such industry; provided, however, that the foregoing restriction shall not apply to obligations issued or guaranteed by banks and bank holding companies or government securities as defined in Section 2(a)(16) of the Act acquired by DFA One-Year Fixed Income Portfolio II, DFA Two-Year Global Fixed Income Portfolio II or RWB/DFA Two-Year Corporate Fixed Income Portfolio;

                  (m) Write or acquire options (except as described in paragraph
(a) of this section) or interests in oil, gas or other mineral exploration, leases or development programs; provided that the Tax-Managed Value Portfolios may write or acquire options and the K Portfolios, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to this limitation;

                  (n) Purchase warrants; provided, however, that the Portfolios, except DFA One-Year Fixed Income Portfolio II, DFA Two-Year Global Fixed Income Portfolio II, RWB/DFA Two-Year Corporate Fixed Income Portfolio and RWB/DFA Two-Year Government Portfolio, may each acquire warrants as a result of corporate actions involving their respective holdings of equity securities and provided that the Tax-Managed Value Portfolios, the K Portfolios, U.S. Large Company Institutional Index Portfolio, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to this limitation;

                  (o) Purchase securities on margin or sell short; provided that the Tax-Managed Value Portfolios, the K Portfolios, U.S. 4-10 Value Portfolio II and the Dividend-Managed Portfolios are not subject to the limitation on selling securities short; or

                  (p) Acquire more than 10% of the voting securities of any issuer; provided that this limitation applies only to 75% of the assets of U.S. 6-10 Value Portfolio II, U.S. 4-10



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

Value Portfolio II, the U.S. Large Value Portfolios and the Emerging Markets Portfolios and provided that the U.S. Large Company Institutional Index Portfolio, the Tax-Managed Value Portfolios and the Dividend-Managed Portfolios are not subject to this limitation; or

                  (q) Issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940), except to the extent permitted under the Act.

                  Notwithstanding the investment limitations described in (c),
(g), (i), (j), (k), (l) and (p) above, all or substantially all of the assets of each Portfolio may be invested in another registered, open-end investment company having the same investment objective, policies and limitations as the Portfolio.

                  SECTION 2. LENDING OF SECURITIES. Each of the Portfolios is authorized to lend its portfolio securities to brokers, dealers and other institutional borrowers, provided that a Portfolio shall not make any such loan if when made more than one-third of the then current market value of such Portfolio's assets would consist of lent securities.

                                  ARTICLE VIII

                                      STOCK

                  SECTION 1. ISSUANCE WITHOUT CERTIFICATES; STOCK LEDGER. The issuance of shares of stock in the Corporation shall be recorded by electronic or other means without the issuance of certificates, provided that shares of stock in the Corporation represented by certificates shall not be affected until such certificates are surrendered to the Corporation. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and Portfolio of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                  SECTION 2. LOST CERTIFICATES. If any stockholder alleges that such stockholder's certificates or certificates for shares of stock in the Corporation have been stolen, lost or destroyed, upon the making of an affidavit of that fact by such stockholder or upon other satisfactory evidence of such loss or destruction, the Board of Directors may direct that the Corporation's stock ledger be marked to cancel such certificates and record the ownership of such shares in accordance with Section 1 of this Article. When authorizing such cancellation and recordation of ownership, the Board of Directors may, in its discretion and as a condition precedent to such action, require the stockholder, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond with sufficient surety to indemnify the Corporation against any loss or claim that may be made by reason of such action.

                  SECTION 3. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and vote such shares.



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                  SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of
Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 1. DIVIDENDS. With respect to "dividends" (including dividends designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Internal Revenue Code of 1986, as amended from time to time):

                  (a) Such dividends shall be automatically reinvested solely in additional shares (or fractions thereof) of the Portfolio in respect of which such dividends were declared at the net asset value on the reinvestment date, provided that a stockholder may notify the Corporation in writing of an election to receive dividends in cash.

                  (b) The Board of Directors, in declaring any dividend, may fix a record date not earlier than the date of declaration or more than 90 days after the date of declaration, as of which the stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares occurring after such record date.

                  (c) Dividends on shares of stock, whether payable in stock or cash, shall be paid out of earnings, capital surplus or other lawfully available assets. All dividend payments, or distributions in the nature of a dividend payment, may be made wholly or partly from any source other than accumulated, undistributed net income, and such payment shall be accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

                      (i) Accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

                      (ii) Accumulated or undistributed net profits from the sale of securities or other properties;

                      (iii) Paid-in capital.

                  (d) Anything in these By-Laws to the contrary notwithstanding, the Board of Directors may at any time declare and distribute pro rata among the stockholders of a Portfolio, as of a record date fixed as above provided, a "stock dividend" of additional shares of such Portfolio issuable out of either authorized but unissued stock of the Corporation, or both.

                  SECTION 2. RIGHTS IN SECURITIES. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the right to vote by proxy for any and all purposes and the right to authorize any officer of the investment adviser or other delegate to execute proxies.



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

                  SECTION 3. CLAIMS AGAINST PORTFOLIO ASSETS. In any loan agreement by which funds are borrowed for a Portfolio and each related agreement to pledge, mortgage or hypothecate any of the assets of such Portfolio, the Corporation shall provide that such loan shall be repaid solely out of the assets of such Portfolio and that, to the extent such loan may be secured only by the assets of such Portfolio, no creditor of such Portfolio shall have any rights to any assets of the Corporation other than the specific assets which secure the agreement.

                  SECTION 4. REPORTS. The Corporation shall furnish stockholders with reports of its financial condition as required by Section 30(d) of the Act and the rules thereunder.

                  SECTION 5. BONDING OF OFFICERS AND EMPLOYEES. All officers and employees of the Corporation shall be bonded to such extent, and in such manner, as may be required by law.

                  SECTION 6. SEAL. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or otherwise reproduced.

                                    ARTICLE X

                               INDEMNIFICATION OF
                             OFFICERS AND DIRECTORS

                  SECTION 1. With respect to the indemnification of the officers and Directors of the Corporation:

                  (a) The Corporation shall indemnify each officer and Director made party to a proceeding, by reason of service in such capacity, to the fullest extent, and in the manner provided, under section 2-418 of the Maryland General Corporation Law: (i) unless it is proved that the person seeking indemnification did not meet the standard of conduct set forth in subsection
(b)(1) of such section; and (ii) provided, that the Corporation shall not indemnify any officer or Director for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

                  (b) The provisions of clause (i) of paragraph (a) herein notwithstanding, the Corporation shall indemnify each officer and Director against reasonable expenses incurred in connection with the successful defense of any proceeding to which such officer or Director is a party by reason of service in such capacity.

                  (c) The Corporation, in the manner and to the extent provided by applicable law, shall advance to each officer and Director who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.



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

                                   ARTICLE XI

                                   AMENDMENTS

                  SECTION 1. These By-Laws may be altered or repealed at any meeting of the Board of Directors, except that the fundamental investment limitations of the Corporation, set forth in Article VII, Section 1 of these By-Laws, may only be amended by the stockholders of the Corporation in the manner specified in said Article.




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